Exhibit 3.2

Amended and Restated Bylaws of

CoreCard Corporation

As amended on October 30, 2025

AMENDED AND RESTATED BYLAWS OF CORECARD CORPORATION

ARTICLE I

OFFICES

Section 1.01    REGISTERED OFFICE. The registered office of the Corporation shall be located in the State of Georgia as set forth in the Corporation's Articles of Incorporation. The Board of Directors may at any time change the registered office by making the appropriate filing with the Georgia Secretary of State.

Section 1.02    OTHER OFFICES. The Corporation may also have other offices, in or outside the State of Georgia, as the Board of Directors may designate, or as the business of the Corporation may require, or as may be desirable.

Section 1.03    BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

Section 2.01    PLACE OF MEETING. Meetings of the shareholders shall be held at the principal office of the Corporation or at any other place, either in or outside the State of Georgia, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice.

Section 2.02    ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held at 10:00 a.m. on the second Wednesday in March in each year, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following such date/the date and time set by the Board of Directors and stated in the notice of the meeting.

Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation. If the Board of Directors fails to call an annual meeting within six months of the end of the Corporation's fiscal year or 15 months after the last annual meeting, any shareholder may make a demand in writing to any officer of the Corporation that an annual meeting be held.

Section 2.03    SPECIAL SHAREHOLDERS' MEETINGS. Special meetings of shareholders may be called by the Board of Directors, or on the written demand of the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. To demand a special meeting, the shareholders of the required percentage of shares must sign, date, and deliver to the Corporation's Secretary one or more demands for the meeting, describing the purposes for which the meeting is to be held.

Section 2.04    FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting or, if no date is specified, the close of business on the day before the notice of the meeting is mailed to shareholders.

A record date fixed under this Section may not be more than 70 days before the meeting. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date that is more than 120 days after the date fixed for the original meeting.

Section 2.05    NOTICE OF SHAREHOLDERS' MEETING. Written notice stating the place, date, and time of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 days and not more than 60 days before the date of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting.

Notice shall be given personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.06    VOTING LISTS. After fixing a record date for a shareholders' meeting, the officer or agent having charge of the share transfer records for shares of the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of a meeting of shareholders, arranged by voting group and by class and series of shares, showing the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder during regular corporate hours at the principal place of business of the Corporation and on a reasonably accessible electronic network. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting.

Section 2.07    QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter by a voting group at a meeting of shareholders if a majority of the votes entitled to be cast by the voting group are present at the meeting in person or by proxy.

Once a share is represented at a meeting for any purpose other than solely to object to holding or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment unless a new record date is or must be set for the adjourned meeting.

The holders of a majority of the voting shares represented in person or by proxy at a meeting, even if not comprising a quorum, may adjourn the meeting from time to time.

Section 2.08    CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it deems appropriate. At every meeting of the shareholders, the President, or in such person's absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary's absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.09    VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided herein and to the extent that the Articles of Incorporation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

Unless a greater affirmative number is required by the Articles of Incorporation, these Bylaws, or the Georgia Business Corporation Code (the "BCC"), if a quorum of a voting group exists, action other than the election of directors is approved by a voting group if the votes cast in favor of the action exceed the votes cast against the action.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Section 2.10    VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes. No proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy's authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised.

Shares of the Corporation's stock owned, directly or indirectly, by the Corporation itself or by another corporation of which the Corporation owns shares sufficient to elect a majority of the directors, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this Section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares held or controlled by it in a fiduciary capacity.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward, or a person under legal disability may be voted by the person's administrator, executor, or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy. Shares registered in the name of, and shares held by or under the control of, a receiver may be voted by such receiver, without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares, subject to any agreements containing restrictions on the hypothecation, assignment, pledge, or voluntary or involuntary transfer of shares.

Section 2.11    ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents, in writing or signed electronically and setting forth the action so taken, are signed by all shareholders entitled to vote on the action.

No written consent shall be effective unless:

(a)    The consenting shareholder either:

(i)    Was furnished the same material required to be sent in a notice of a meeting at which the action would have been submitted for shareholder action, including notice of any applicable dissenters' rights.

(ii)    Expressly waives the right to receive such material.

(b)    Within 60 days of the earliest dated consent delivered to the Corporation, written consents sufficient to take the action are delivered to the Corporation. The written consents must bear the date of signature.

For the purpose of determining shareholders entitled to take action by written consent without a meeting, the record date shall be the date the first shareholder signs the written consent.

If the BCC requires that the Corporation give notice of shareholder action to nonvoting shareholders, the Corporation shall give all nonvoting shareholders, not more than ten days after action is taken by written consent, written notice of the action, together with the same material required to be sent to nonvoting shareholders in a notice of a meeting at which the action would have been submitted for shareholder action.

The written consents must be delivered to the Corporation for inclusion with the minutes of meetings or filing with the records of the Corporation.

ARTICLE III
DIRECTORS

Section 3.01    POWERS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation, or by these Bylaws. Directors must be natural persons at least 18 years of age.

Section 3.02    NUMBER OF DIRECTORS. The number of directors shall be two provided that the number may be increased or decreased from time to time by an amendment to these Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.03    TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified.

Section 3.04    VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors then in office, if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office.

Section 3.05    REMOVAL. Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called for that purpose.

Section 3.06    RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its Chairperson, or to the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.07    MEETINGS OF DIRECTORS. A regular meeting of Board of Directors shall be held without other notice immediately after and at the place of the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such times and places in or outside Georgia as the Board of Directors may fix by resolution. Special meetings of the Board of Directors may be called by the President, by any two directors, or by one director in the event that there is only one director.

Section 3.08    PARTICIPATION BY REMOTE COMMUNICATION. The Board of Directors may permit directors to participate in a meeting of the Board of Directors by, or conduct a meeting of the Board of Directors through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting. A director participating by such means is considered present in person at the meeting.

Section 3.09    NOTICE OF DIRECTORS' MEETINGS. No notice shall be required for regular meetings of the Board of Directors. All special meetings of the Board of Directors shall be held upon not less than two days' written notice stating the date, place, and time, and purpose of the meeting given to each director either personally or by mail.

A director may waive any required notice of a meeting, before or after the time of the meeting, by a waiver, in writing or by electronic transmission, signed by the director and delivered to the Corporation. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10    QUORUM AND ACTION BY DIRECTORS. A majority of the number of directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The affirmative vote of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the vote of a greater number is required by the BCC, the Articles of Incorporation, or these Bylaws.

Section 3.11    COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may, by resolution, authorize the Corporation to pay each director a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.12    ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee sign a consent describing the action and deliver it to the Corporation.

Section 3.13    COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may establish one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board of Directors, and to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by the BCC.

A committee of the Board of Directors shall not have the authority to:

(a)    Approve or propose to shareholders an action for which the BCC requires shareholder approval.

(b)    Fill vacancies on the Board of Directors or, except as permitted by the BCC, any committee thereof.

(c)    Amend the Articles of Incorporation, except that a committee may, to the extent authorized by the Board of Directors, amend the Articles of Incorporation to:

(i)    fix the designations, preferences, limitations, and relative rights of unissued classes or series of shares; or

(ii)    increase or decrease the number of shares of a series, but not below the number of shares then issued.

(d)    Adopt, amend, or repeal these Bylaws.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.01    POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.02    REMOVAL AND RESIGNATION. Any officer may be removed with or without cause by the affirmative vote of the majority of the Board of Directors. Any officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer or assistant officer. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice to the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date.

Section 4.03    PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, and shall perform all other duties as the Board of Directors shall assign.

Section 4.04    SECRETARY. The Secretary shall attend all meetings of the Board of Directors and shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and shareholders and shall perform all other duties as the Board of Directors or President shall assign. The Secretary shall be the custodian of the records and of the seal of the Corporation. In the absence of the Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the President or Board of Directors.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01    INDEMNIFICATION AGAINST EXPENSES. The Corporation shall, to the extent permitted by the BCC, indemnify a director, officer, employee, or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, or agent of the Corporation, against reasonable expenses (including attorneys' fees) incurred by the person in connection with the proceeding.

For purposes of this Article V, "director" and "officer" include a person who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, and "proceeding" means a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal.

Section 5.02    INDEMNIFICATION AGAINST LIABILITY. The Corporation may, to the extent permitted by the BCC, indemnify any person who is a party to a proceeding because the person is or was a director, officer, employee, or agent against liability incurred in connection the proceeding if the person (a) acted in good faith and (b) reasonably believed (i) in the case of conduct in the person's official capacity, that the conduct was in the Corporation's best interests; (ii) in all other cases, that the conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of a criminal proceeding, that the person had no reasonable cause to believe the conduct was unlawful.

For purposes of this Article V, "liability" means an obligation to pay a judgment, settlement, penalty, fine, or reasonable expenses incurred with respect to a proceeding.

Section 5.03    NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification shall be in addition to and not exclusive of any other rights to which any director, officer, employee, or agent may be entitled by applicable law, the Articles of Incorporation, action or resolution of the shareholders or disinterested directors, or any agreement with the Corporation.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.01    CERTIFICATES REPRESENTING SHARES. Shares represented by certificates shall, at a minimum, state upon the face thereof:

(a)    The name of the Corporation and that it is organized under the laws of Georgia.

(b)    The name of the person to whom issued.

(c)    The number and class of shares and the designation of the series, if any, which the certificate represents.

(d)    A conspicuous statement setting forth restrictions on the transfer of the shares, if any.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates under the BCC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.02    TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.03    REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Georgia, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.04    LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII
DISTRIBUTIONS

Section 7.01    DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash or property (other than shares of the Corporation), or a dividend of shares of the Corporation, to the extent permitted by the Articles of Incorporation and the BCC.

Section 7.02    FIXING RECORD DATES FOR DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase, redemption, or other reacquisition by the Corporation of any of its own shares) or a share dividend, the date of the resolution of the Board of Directors authorizing the distribution or share dividend shall be the record date for the determination of shareholders.

ARTICLE VIII
MISCELLANEOUS

Section 8.01    CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.02    FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.03    CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.04    INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX
AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal these Bylaws or adopt new bylaws unless:

(a)    The BCC reserves this power exclusively to the shareholders, in whole or in part.

(b)    The shareholders, in amending or repealing a particularly bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

The shareholders may amend or repeal these Bylaws or adopt new bylaws to the extent provided by the BCC and the Articles of Incorporation.